EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-74217 on Form S-8 of Community Trust Bancorp, Inc. (the “Corporation”) of our report dated March 9, 2006, relating to the 2005 consolidated financial statements of the Corporation , appearing in this Annual Report on Form 10-K of Community Trust Bancorp, Inc. for the year ended December 31, 2007.

/s/ Deloitte & Touche, LLP
Deloitte & Touche, LLP
Louisville, Kentucky
March 3, 2008